FIRST AMENDMENT TO
THE CREDIT FACILITY AGREEMENT

This First Amendment to the Credit Facility Agreement (this “Amendment”) is entered into and effective as of November 3, 2006 by and among Solar Power, Inc., a California corporation (“SPI-California”) and Solar Power, Inc., formerly Welund Fund, Inc., a Nevada corporation (“SPI-Nevada”). SPI-Nevada and SPI-California are also each individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SPI-Nevada and SPI-California are parties to that certain Credit Facility Agreement dated as of September 19, 2006 (the “Credit Facility Agreement”);

WHEREAS, SPI-Nevada and SPI-California desire to amend the Credit Facility Agreement to increase the maximum amount available under the revolving line of credit from $2,000,000 to $2,500,000; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Facility Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Section 1 of the Credit Facility Agreement is hereby amended and restated as follows:

“1.     Purpose.

Welund and SPI are parties to a certain Agreement and Plan of Merger dated as of August 23, 2006, by and among Welund, SPI and Welund Acquisition Corp. (the “Merger Sub”), a Nevada corporation and wholly owned subsidiary of Welund (the “Merger Agreement”). Pursuant to the Merger Agreement, the parties contemplate that SPI will merge into the Merger Sub with SPI as the surviving entity (the “Merger”). Welund has conducted a private placement offering in the aggregate amount of $16,000,000 in order to raise working capital to be used by SPI upon the consummation of the Merger. SPI is currently in need of working capital. Welund desires to provide working capital to SPI and SPI desires to draw upon the Welund commitment to provide a revolving line of credit for up to an aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000) for such purposes, pursuant to the terms and conditions of this Agreement.”

2.   The definition of “Revolving Loan Commitment” under Section 2 of the Credit Facility Agreement is hereby amended and restated as follows:

“Revolving Loan Commitment” means the commitment of Welund to make one or more Revolving Loans hereunder during the Revolving Loan Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Revolving Loans to be made by Welund which shall be outstanding at any one time hereunder. The aggregate amount of the Revolving Loan Commitment is $2,500,000.”

3.   Section 1 of the Form of Promissory Note, attached as Exhibit A to the Credit Facility Agreement is hereby amended and restated as follows:

“1.  Obligation. The Borrower hereby promises to pay to the order of Lender or Holder on or before the Maturity Date, at Lender's principal place of business, or at such other place as Holder may direct, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND Dollars ($2,500,000.00) or so much thereof as may be advanced and outstanding, together with all interest accrued on unpaid principal, to be computed on each Advance from the date of its disbursement to Borrower, at a rate equal to eight percent (8%) simple interest per annum, as provided in the Credit Agreement. The outstanding principal amount of this Note, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. The outstanding unpaid principal balance of this Note at any time shall be the total principal amounts advanced hereunder by Holder less the amounts of payments of principal made hereon by Borrower, which balance may be endorsed hereon from time to time by Holder in accordance with Section 2.”

4.   The parties hereby agree that the upon the consummation of the proposed merger of SPI and Dale Renewables Consulting, Inc., a California corporation (“DRCI”), as collateral for the advances made by SPI under the Revolving Loan Commitment, SPI-Nevada shall have a security interest in all assets of DRCI acquired by SPI or otherwise transferred to SPI.

5.   Except as expressly modified by the provisions hereof, the Credit Facility Agreement is in all respects ratified and confirmed, and shall continue in full force and effect in accordance with its terms. To the extent that there are any inconsistencies between this Amendment and the Credit Facility Agreement, the terms and provisions of this Amendment shall prevail.

6.   The Credit Facility Agreement and this Amendment, taken as a whole, shall supersede any and all agreements, either oral or written, between the Parties with respect to their subject matter. Each Party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party or anyone acting on behalf of any Party, which are not embodied herein, in the Credit Facility Agreement and that no other agreement, statement, or promise shall be valid or binding.

7.   This Amendment may be executed in one or more counterparts (including by facsimile) each of which when so executed will be deemed an original and all of which, when taken together, will constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SOLAR POWER, INC., a California corporation

By: /s/ Stephen C. Kircher
Name: Stephen C. Kircher
Title: President

SOLAR POWER, INC., a Nevada corporation

By: /s/ Steve P. Strasser
Name: Steve P. Strasser
Title: President